Exhibit 99.1

For Information Contact

At Greater Bay Bancorp:	At Silverman Heller Associates:
David L. Kalkbrenner, CEO	Philip Bourdillon/Gene Heller
(650) 614-5767	(310) 208-2550
Byron A. Scordelis, President and COO
(650) 614-5751
Steven C. Smith, EVP and CFO
(650) 813-8222

FOR IMMEDIATE RELEASE

GREATER BAY BANCORP REPORTS

NET INCOME OF $71 MILLION

FOR THE FIRST NINE MONTHS OF 2003

PALO ALTO, Calif., October 22, 2003 — Greater Bay Bancorp (Nasdaq:GBBK), a $7.8 billion in assets financial services holding company, today announced results for the third quarter and nine months ended September 30, 2003.

For the third quarter of 2003, Greater Bay Bancorp’s NET INCOME was $22.4 million, or $0.39 per diluted share, compared to $32.5 million, or $0.60 per diluted share, for the third quarter of 2002. Based on NET INCOME for the third quarter of 2003, Greater Bay Bancorp’s return on average equity was 12.37% and return on average assets was 1.11%. For the third quarter of 2002, NET INCOME resulted in a return on average equity of 20.36% and a return on average assets of 1.52%.

For the first nine months of 2003, Greater Bay Bancorp’s NET INCOME was $70.6 million, or $1.26 per diluted share, compared to $93.6 million, or $1.73 per diluted share, for the first nine months of 2002. Based on NET INCOME for the first nine months of 2003, Greater Bay Bancorp’s return on average equity was 13.31% and return on average assets was 1.18%. For the first nine months of 2002, NET INCOME resulted in a return on average equity of 21.08% and a return on average assets of 1.51%.

The $0.21 decline in earnings per diluted share for the third quarter of 2003 and the $0.47 decline in earnings per diluted share for the first nine months of 2003, compared to the same periods a year ago, were attributable primarily to the following factors:

•	market interest rate reductions reduced the Company’s net interest margin by 38 basis points in the third quarter of 2003 and by 41 basis points in the first nine months of 2003, resulting in approximately a $(0.09) and $(0.28) decline in earnings per diluted share, respectively,

•	a planned reduction in the Company’s interest earning asset base (primarily the investment securities portfolio) reduced earnings per diluted share by approximately $(0.09) and $(0.21) for the third quarter of 2003 and first nine months of 2003, respectively,

Greater Bay Bancorp’s Third Quarter 2003 Earnings Results

October 22, 2003

•	outside consulting costs related to enterprise-wide risk management and regulatory compliance amounted to approximately $434 thousand ($269 thousand net of tax) in the third quarter of 2003 and $2.6 million ($1.6 million net of tax) in the first nine months of 2003, or approximately $(0.01) and $(0.03) per diluted share, respectively.

Non-Interest Income

Non-interest income was $43.9 million for the third quarter of 2003 compared to $42.3 million for the second quarter of 2003. Non-interest income for the third quarter of 2002 was $55.6 million. The decline in non-interest income for the third quarter of 2003 compared to the third quarter of 2002 was primarily attributable to the lower gains on sales of investment securities and early retirement of the Zero Coupon Senior Convertible Debt Securities (“CODES”). Non-interest income for the first nine months of 2003 increased to $131.0 million from $117.7 million for the first nine months of 2002, of which $3.1 million was related to the acquisition of Sullivan & Curtis Insurance Brokers of Washington (“S&C”) and $20.1 million was related to an additional two and one-half months of commissions and fees of ABD Insurance and Financial Services (“ABD”) recognized in 2003 versus 2002.

Non-interest income as a percentage of total revenues for the third quarter and first nine months of 2003 was 37.67% and 37.04%, respectively, compared to 38.80% and 30.84% for the third quarter and first nine months of 2002, respectively, and 36.44% for the second quarter of 2003.

According to David Kalkbrenner, Chief Executive Officer, “We remain focused on increasing our non-interest income as a percentage of total revenue. ABD continues to outperform our expectations and we anticipate that its fee-based revenue will continue to increase, both through organic growth and strategic acquisitions of other high performing insurance brokerage firms. We continue to look for other opportunities to increase fee revenue, particularly in the wealth management area.”

Operating Expenses

Operating expenses, which included $2.3 million in S&C operating expenses, increased by approximately $0.3 million in the third quarter compared to the second quarter of 2003. Excluding the S&C expenses, the Company’s operating expenses would have declined by $2.0 million, or approximately 3%. The decline reflects the Company’s focused effort to manage expenses.

The Company’s efficiency ratio for the third quarter of 2003 was 62.21% (54.88% excluding ABD), compared to 44.57% (35.61% excluding ABD) for the third quarter of 2002. For the first nine months of 2003, the efficiency ratio was 61.68% (55.41% excluding ABD), compared to 47.00% (40.54% excluding ABD) for the first nine months of 2002.

Balance Sheet

At September 30, 2003, Greater Bay Bancorp’s total assets were $7.8 billion, total loans were $4.6 billion, total investments, primarily mortgage-backed securities, were $2.5 billion and total deposits were $5.4 billion.

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Greater Bay Bancorp’s Third Quarter 2003 Earnings Results

October 22, 2003

From September 30, 2002 to September 30, 2003, total loans decreased by $92.4 million. The decrease included $29.2 million in net payoffs from the Shared National Credit (“SNC”) portfolio and $111.2 million in net payoffs in the construction loan portfolio. These decreases were offset by net growth of $48.0 million in other sectors of the Company’s business banking loan portfolio. From September 30, 2002 to September 30, 2003, total investments decreased 17%, consistent with the Company’s stated goals, to $2.5 billion, and total deposits decreased by approximately $5.0 million or 0.09%, while total deposits, excluding institutional time certificates of deposits, increased by $184.1 million, or 4%.

Mr. Kalkbrenner continued, “The lack of loan growth reflects the continued challenging economy and its impact on our business borrowers’ willingness to expand their businesses during uncertain times, combined with our efforts to continue to follow a course of prudent underwriting. The decline in the investment portfolio was planned as part of our asset/liability strategy to position the Company to be more asset sensitive as we move closer to an economic recovery. Our deposit base, excluding institutional time certificates, continues to grow, which allows us to reduce wholesale funding. We believe these factors position the Company to have the liquidity resources available to fund anticipated increased loan demand when the economy begins to improve.”

Credit Quality

Net charge-offs to average loans for the year to date 2003 were 0.63% of average annualized loans, compared to 1.43% for the same period in 2002. This compares to an average of 0.54% for the top 75 U.S. Banks (by asset size) at June 30, 2003 (the Company ranked 59th by asset size).

Non-performing assets were $58.1 million at September 30, 2003 compared to $49.0 million at June 30, 2003. The ratio of non-performing loans to total loans was 1.26% at September 30, 2003, compared to 0.99% at June 30, 2003 and 1.02% at September 30, 2002. This compares to an average of 0.84% for the top 75 U.S. Banks (by asset size) at June 30, 2003. The following is a detailed summary by type of the Company’s non-performing assets as of September 30, 2003:

NON-PERFORMING ASSETS ($ in millions)	Q3 2003	Q2 2003	Variance
Commercial	$6.5	$5.3	$1.2
Real Estate Term and Construction	17.4	14.1	3.3
SBA	6.4	2.9	3.5
Shared National Credits	15.2	13.5	1.7
Venture Banking Group	3.6	3.8	(0.2)
Specialty Finance	6.4	6.5	(0.1)
Other	2.6	0.4	2.2

Total Non-performing Loans	58.1	46.5	11.6

OREO	—	2.5	(2.5)

Total Non-performing Assets	$58.1	$49.0	$9.1

Non-performing Loans to Total Loans	1.26%	0.99%	0.27%
Non-performing Assets to Total Assets	0.75%	0.61%	0.14%

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Greater Bay Bancorp’s Third Quarter 2003 Earnings Results

October 22, 2003

The $9.1 million increase in non-performing assets is primarily in three areas — real estate of $3.3 million, SNC of $1.7 million and SBA of $3.5 million. Mr. Kalkbrenner commented, “Based on our analysis of the increases in the non-performing asset classes, as well as the existing balances, the Company expects minimal loss exposure on the SBA credits, which are substantially government guaranteed, and limited loss exposure on the real estate non-performing assets based on the current real estate valuations. The SNC non-performing asset portfolio loss exposure is adequately reserved. In addition, recent internal and external credit examinations were completed without any significant adjustments to the Company’s classifications or reserve levels.”

During the quarter, the Company had $9.5 million of total net charge-offs, of which $3.9 million were SNC related. According to Mr. Kalkbrenner, “Because our non-relationship SNC portfolio has been reduced to $21 million and we consider the portfolio to be adequately reserved, we determined that it was not necessary to replenish the reserve related to this portfolio. Therefore, after a careful analysis utilizing our loan loss reserve methodology, we made a provision for loan losses of $8.0 million in the third quarter.”

The allowance for loan losses was $128.5 million or 2.78% of total loans at September 30, 2003, compared to $130.0 million or 2.75% at June 30, 2003 and $128.4 million or 2.73% at September 30, 2002. This compares to an average of 1.71% for the top 75 U.S. Banks (by asset size) at June 30, 2003.

Mr. Kalkbrenner stated, “We continue to aggressively manage our loan portfolio and encourage every relationship officer to remain focused on maintaining good credit quality. Our loan loss reserve continues to exceed that of our peers, and given the economic environment, we believe that this position is appropriate. Once the economy begins to improve, we will evaluate the appropriate level of our loan loss reserve, which might result in a lower level of reserves on new loan growth in the future.”

Capital Ratios

The capital ratios of Greater Bay Bancorp and each of its subsidiary banks remain above the well-capitalized guidelines established by the bank regulatory agencies. The Company’s leverage ratio increased during the third quarter of 2003 to 9.49% from 9.29% in the second quarter of 2003 and 8.17% one year ago, while the total risk-based capital ratio increased to 13.90% at September 30, 2003 from 13.55% at June 30, 2003 and 12.61% at September 30, 2002.

The Company had leverage, tier 1 and total risk-based capital ratios equal to or exceeding the top 75 U.S. Banks (by asset size) average ratios at June 30, 2003.

Mr. Kalkbrenner commented, “With our capital levels continuing to grow, we are well positioned to take advantage of opportunities to utilize capital to enhance shareholder value.”

Net Interest Margin

Greater Bay Bancorp’s average net interest margin for the third quarter of 2003 was 4.06% compared to 4.11% for the second quarter of 2003 and 4.44% for the third quarter of 2002, while the end-of-period net interest margin increased to 4.16%.

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Greater Bay Bancorp’s Third Quarter 2003 Earnings Results

October 22, 2003

Mr. Kalkbrenner observed, “Low market interest rates continue to put significant pressure on our net interest margin. When the margin pressure is combined with our decision over one year ago to de-leverage the investment securities portfolio and position the Company to be more asset sensitive, the impact on our net interest income has been significant. With some positive economic news coming sporadically into the marketplace, we are hopeful that the end of period margin expansion is a positive sign regarding the future outlook for our net interest margin as we move through the last quarter of 2003 and into 2004.”

Interest Rate Risk Management

Mr. Kalkbrenner added, “The Company continues to proactively manage its interest rate risk exposure to ensure that it is positioned for long-term success compared to short-term earnings goals that would not be sustainable in a rising interest rate environment. The Company’s current strategy, which is continually reviewed in relationship to market conditions, includes a gradual reduction of the investment securities portfolio. This strategy will continue to reduce current net interest income in the near-term, but will position the Company to take advantage of an improving economy and rising market interest rates over the longer term. Because the balance sheet is positioned to be more asset sensitive, the Company’s net interest margin will continue to be pressured by any declines in market interest rates. Should market interest rates trend down further, the Company’s net interest margin would continue to decline.”

Outlook for Fourth Quarter of 2003

•	Loan growth — continued focus on quality and relationships — commercial loan growth is anticipated to continue during the fourth quarter; however, we do not anticipate any significant increase in our overall loan portfolio;

•	Deposit growth — commensurate with our relationship philosophy, the Company is committed to expanding its deposit base and selectively adding new clients — the Company anticipates deposit growth in the range of 5% to 10% annualized for the remainder of the year;

•	Net interest margin — based on our current net interest margin position and the mix of our balance sheet, we believe we have seen the majority of the margin compression that will impact the Company. However, if market interest rates decline further, the Company would expect continued margin pressure. For every 25 basis point decline in market interest rates, the net interest margin is estimated to decline approximately 10 basis points to 20 basis points, depending on the mix of assets and liabilities;

•	Credit Quality — continued aggressive management of credit risk, and based on the current outlook, the Company believes net charge-offs will be in the range of 60 basis points to 70 basis points for 2003.

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Greater Bay Bancorp’s Third Quarter 2003 Earnings Results

October 22, 2003

Conference Call

Investors have the opportunity to listen to the conference call live over the Internet at http://www.FullDisclosure.com on Wednesday, October 22, 2003 at 8:00 a.m. Pacific time. Investors should go to the FullDisclosure web site 15 minutes prior to the start of the call, as it may be necessary to download audio software to hear the conference call. To do so, investors should click on the Windows Media Player icon at the bottom of the page and follow directions from there.

A replay of the conference call will be available on the FullDisclosure web site. A telephone replay will also be available beginning at 11 a.m. on October 22 through midnight on October 29, 2003 by dialing 800-642-1687 or 706-645-9291 and providing Conference ID 3226903.

About Greater Bay Bancorp

Greater Bay Bancorp through its eleven subsidiary banks, Bank of Petaluma, Bank of Santa Clara, Bay Area Bank, Bay Bank of Commerce, Coast Commercial Bank, Cupertino National Bank, Golden Gate Bank, Mid-Peninsula Bank, Mt. Diablo National Bank, Peninsula Bank of Commerce and San Jose National Bank, along with its operating divisions, serves clients throughout Silicon Valley, San Francisco, the San Francisco Peninsula, the East Bay Region, the North Bay Region and the Central Coastal Region. ABD Insurance and Financial Services, a wholly owned subsidiary of Greater Bay Bancorp, provides commercial insurance brokerage, employee benefits consulting and risk management solutions to business clients throughout the United States.

Safe Harbor

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to the Company’s current expectations regarding future operating results, net interest margin, net loan charge-offs, asset quality, level of loan loss reserves, growth in loans and deposits, the impact of the S & C acquisition and the strength of the local economy. These forward looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward looking statements. These risks and uncertainties include, but are not limited to: (1) the impact of changes in interest rates, a decline in economic conditions at the international, national and local levels and increased competition among financial service providers on the Company’s results of operations, the Company’s ability to maintain its net interest spread, and the quality of the Company’s earning assets; (2) any difficulties that may be encountered in integrating S&C and in realizing operating efficiencies; (3) government regulation; and (4) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2002. Greater Bay does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

For additional information and press releases about Greater Bay Bancorp, visit the Company’s web site at http://www.gbbk.com.

-Financial Tables Follow-

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Greater Bay Bancorp’s Third Quarter 2003 Earnings Results

October 22, 2003

GREATER BAY BANCORP

SEPTEMBER 30, 2003 – FINANCIAL SUMMARY (UNAUDITED)

($ in 000’s)

SELECTED CONSOLIDATED FINANCIAL CONDITION DATA:
	Sept 30 2003	Jun 30 2003	Mar 31 2003	Dec 31 2002	Sept 30 2002
Cash and Due From Banks	$258,054	$278,989	$243,684	$300,514	$271,774
Investments	2,455,434	2,654,714	2,556,106	2,576,986	2,966,302
Loans:
Commercial	1,945,030	1,992,499	1,974,656	2,067,142	2,007,389
Term Real Estate—Commercial	1,656,059	1,650,330	1,642,560	1,610,277	1,529,582

Total Commercial	3,601,089	3,642,829	3,617,216	3,677,419	3,536,971
Construction & Land	604,172	671,666	704,041	710,990	715,351
Real Estate—Other	253,502	244,955	247,335	251,665	282,894
Consumer and Other	158,119	162,928	165,650	166,331	174,797
Deferred Loan Fees, Net	(15,413)	(14,803)	(15,044)	(15,245)	(16,102)

Total Loans	4,601,469	4,707,575	4,719,198	4,791,160	4,693,911
Allowance for Loan Losses	(128,499)	(130,030)	(129,818)	(129,613)	(128,429)

Total Loans, Net	4,472,970	4,577,545	4,589,380	4,661,547	4,565,482
Goodwill	148,714	145,005	145,605	144,181	122,233
Other Intangibles	51,102	44,294	45,975	47,722	48,409
Other Assets	401,716	383,467	378,256	344,777	343,799

Total Assets	$7,787,990	$8,084,014	$7,959,006	$8,075,727	$8,317,999

Deposits:
Demand, Non-Interest Bearing	$1,043,433	$975,122	$959,823	$1,028,672	$984,327
NOW, MMDA and Savings	2,865,841	2,873,737	2,813,126	2,673,973	2,693,242
Time Certificates, $100,000 and over	768,712	808,723	803,328	829,717	809,519
Other Time Certificates	760,925	890,669	945,483	739,911	956,821

Total Deposits	5,438,911	5,548,251	5,521,760	5,272,273	5,443,909

Other Borrowings	1,215,677	1,295,373	1,335,406	1,737,243	1,840,423
Trust Preferred Securities	204,000	204,000	204,000	204,000	203,000
Other Liabilities	193,303	301,793	186,670	165,502	163,310

Total Liabilities	7,051,891	7,349,417	7,247,836	7,379,018	7,650,642

REIT Preferred Securities	15,302	15,302	15,650	15,650	15,650
Convertible Preferred Stock	80,441	80,441	80,441	80,900	72,500
Shareholders’ Equity	640,356	638,854	615,079	600,159	579,207

	720,797	719,295	695,520	681,059	651,707

Total Liabilities and Shareholders’ Equity	$7,787,990	$8,084,014	$7,959,006	$8,075,727	$8,317,999

Average Quarterly Total Loans, excluding Nonaccrual	$4,623,844	$4,720,462	$4,716,930	$4,702,111	$4,641,680
Average Quarterly Investments	$2,487,171	$2,483,795	$2,412,634	$2,676,653	$3,183,293
Average Quarterly Interest Earning Assets	$7,111,015	$7,204,257	$7,129,564	$7,378,764	$7,824,973

Average Quarterly Deposits	$5,509,736	$5,661,474	$5,342,679	$5,534,618	$5,443,742
Average Quarterly Interest Bearing Liabilities	$6,033,593	$6,250,061	$6,080,198	$6,376,908	$6,715,291

Average Quarterly Assets	$7,958,737	$8,055,962	$7,939,810	$8,219,625	$8,474,179
Average Quarterly Common Equity	$636,796	$634,315	$613,110	$595,125	$560,089
Average Quarterly Equity	$717,237	$714,908	$694,109	$667,716	$632,589

Average YTD Interest Earning Assets	$7,152,886	$7,163,416	$7,129,564	$7,621,349	$7,712,939
Average YTD Assets	$7,985,208	$7,998,207	$7,939,810	$8,285,240	$8,307,360
Average YTD Common Equity	$628,211	$623,847	$613,110	$554,033	$540,180
Average YTD Equity	$708,836	$704,566	$694,109	$612,453	$593,825

Total Regulatory Capital
Tier I capital	$735,514	$730,432	$711,170	$691,048	$678,606
Total risk-based capital	$808,986	$805,431	$785,488	$765,526	$753,986

Nonperforming Assets
Nonaccrual Loans	$58,072	$46,491	$37,285	$37,750	$47,695
OREO	—	2,500	3,000	397	930

Total Nonperforming Assets	$58,072	$48,991	$40,285	$38,147	$48,625

Greater Bay Trust Company Assets	$619,528	$616,847	$598,885	$607,244	$598,481

Greater Bay Bancorp’s Third Quarter 2003 Earnings Results

October 22, 2003

GREATER BAY BANCORP

SEPTEMBER 30, 2003 – FINANCIAL SUMMARY (UNAUDITED)

($ in 000’s)

SELECTED QUARTERLY CONSOLIDATED OPERATING DATA:

	Third Quarter 2003	Second Quarter 2003	First Quarter 2003	Fourth Quarter 2002	Third Quarter 2002
Interest Income	$98,728	$103,450	$107,344	$116,936	$128,259
Interest Expense	26,040	29,646	31,177	35,917	40,622

Net Interest Income Before Provision for Loan Losses	72,688	73,804	76,167	81,019	87,637
Provision for Loan Losses	8,000	6,700	6,495	7,000	27,776

Net Interest Income After Provision for Loan Losses	64,688	67,104	69,672	74,019	59,861
Non-interest Income:
Insurance Agency Commissions & Fees	31,174	27,945	30,642	23,664	26,359
Depositor Service Fees	2,792	2,995	2,831	2,786	2,771
Loan and International Banking Fees	2,668	2,421	2,038	2,309	2,124
Operating Lease Fees	1,537	1,234	877	523	207
Gain on Sale of Loans	1,515	364	1,543	1,999	2,049
Trust Fees	813	819	757	922	844
ATM Fees	492	445	406	574	629
Gains on Investments and early retirement of CODES (1)	38	3,136	2,023	2,247	14,835
Other Income (2)	2,895	2,962	3,647	3,441	5,737

Total Non-interest Income	43,924	42,321	44,764	38,465	55,555
Operating Expenses:
Salaries	40,295	38,084	39,543	38,222	37,296
Deferred Loan Origination Costs	(3,898)	(3,545)	(3,051)	(3,580)	(3,479)
Benefits	6,912	7,462	8,940	7,093	5,950

Total Compensation and Benefits	43,309	42,001	45,432	41,735	39,767
Occupancy and Equipment	10,695	10,171	9,642	10,225	10,035
Professional Services & Legal	3,601	4,390	4,962	2,835	2,462
Amortization of Intangibles	1,949	1,671	1,671	1,658	1,650
Telephone, postage and supplies	1,767	1,878	1,746	2,020	1,827
Data Processing	1,431	1,407	1,251	1,350	1,145
Marketing and promotion	1,428	1,822	1,115	681	1,605
Insurance	1,131	1,283	1,236	944	901
Correspondent Bank Charges	1,101	1,277	1,105	1,215	1,370
Depreciation — Equipment Leased to Others (2)	1,096	1,072	735	454	158
FDIC Insurance and Assessments	588	482	498	491	409
Other Real Estate, Net	546	518	1	20	119
Client Services	294	318	344	480	433
Other Expenses	3,152	3,502	3,151	1,030	1,469

	72,088	71,792	72,889	65,138	63,350
REIT Preferred Securities expense	453	454	453	421	465

Total Operating Expenses	72,541	72,246	73,342	65,559	63,815
Income Before Income Taxes	36,071	37,179	41,094	46,925	51,601
Income Tax Expense	13,710	14,054	15,997	16,259	19,131

Net Income	$22,361	$23,125	$25,097	$30,666	$32,470

(1)	CODES (Zero Coupon Convertible Contingent Debt Securities)

(2)	Prior amounts have been reclassified to reflect the depreciation expense of equipment leased to others in operating expenses, as required by FAS 13. This expense was netted with other income in Q4 and Q3 2002.

Greater Bay Bancorp’s Third Quarter 2003 Earnings Results

October 22, 2003

GREATER BAY BANCORP

SEPTEMBER 30, 2003 – FINANCIAL SUMMARY (UNAUDITED)

($ in 000’s)

SELECTED CONSOLIDATED OPERATING DATA FOR THE NINE MONTH PERIODS:

	YTD 30-Sep 2003	YTD 30-Sep 2002
Interest Income	$309,522	$388,476
Interest Expense	86,863	124,638

Net Interest Income Before Provision for Loan Losses	222,659	263,838
Provision for Loan Losses	21,195	52,776

Net Interest Income After Provision for Loan Losses	201,464	211,062
Non-interest Income:
Insurance Agency Commissions & Fees (1)	89,761	64,851
Depositor Service Fees	8,618	8,361
Loan and International Banking Fees	7,127	6,924
Operating Lease Fees	3,648	224
Gain on Sale of Loans	3,422	2,755
Trust Fees	2,389	2,644
ATM Fees	1,343	1,840
Gains on Investments and early retirement of CODES (2)	5,197	18,186
Other Income	9,504	11,872

Total Non-interest Income	131,009	117,657
Operating Expenses:
Salaries	117,922	99,396
Deferred Loan Origination Costs	(10,494)	(10,210)
Benefits	23,314	17,803

Total Compensation and Benefits	130,742	106,989
Occupancy and Equipment	30,508	29,140
Professional Services & Legal	12,953	6,066
Amortization of Intangibles	5,291	3,862
Telephone, postage and supplies	5,391	5,378
Data Processing	4,089	3,470
Marketing and promotion	4,365	4,674
Insurance	3,650	2,441
Correspondent Bank Charges	3,483	3,368
Depreciation — Equipment Leased to Others	2,903	158
FDIC Insurance and Assessments	1,568	1,289
Other Real Estate, Net	1,065	119
Client Services	956	1,637
Other Expenses	9,805	8,358

	216,769	176,949
Costs related to the Early Retirement of Trust Preferred Securities (TPS)	—	975
REIT Preferred Securities expense	1,360	1,393

Total Operating Expenses	218,129	179,317
Income Before Income Taxes	114,344	149,402
Income Tax Expense	43,761	55,794

Net Income	$70,583	$93,608

(1)	The Company acquired ABD Insurance and Financial Services (ABD) on March 12, 2002 which is accounted for under the purchase accounting method.

(2)	CODES (Zero Coupon Convertible Contingent Debt Securities)

Greater Bay Bancorp’s Third Quarter 2003 Earnings Results

October 22, 2003

GREATER BAY BANCORP

SEPTEMBER 30, 2003 – FINANCIAL SUMMARY (UNAUDITED)

($ in 000’s, except share and per share data)

SELECTED QUARTERLY CONSOLIDATED FINANCIAL CONDITION RATIOS:

	Sept 30 2003	Jun 30 2003	Mar 31 2003	Dec 31 2002	Sept 30 2002
GAAP RATIOS:
Loan to Deposit Ratio	84.60%	84.85%	85.47%	90.87%	86.22%
Ratio of Allowance for Loan Losses to:
Average Loans	2.74%	2.73%	2.73%	2.73%	2.74%
End of Period Loans	2.78%	2.75%	2.74%	2.70%	2.73%
Total Nonperforming Assets	221.28%	265.42%	322.25%	339.77%	264.12%
Ratio of Provision for Loan Losses to Average Loans, annualized	0.68%	0.56%	0.55%	0.59%	2.35%
Total Nonperforming Loans to Total Loans	1.26%	0.99%	0.79%	0.79%	1.02%
Total Nonperforming Assets to Total Assets	0.75%	0.61%	0.51%	0.47%	0.58%
Ratio of Quarterly Net Charge-offs to Average Loans, annualized	0.81%	0.55%	0.54%	0.49%	2.15%
Ratio of YTD Net Charge-offs to YTD Average Loans, annualized	0.63%	0.54%	0.54%	1.19%	1.43%
Loan Growth, current quarter to prior year quarter	-1.97%	0.53%	4.91%	6.57%	7.17%
Loan Growth, current quarter to prior quarter, annualized	-8.94%	-0.99%	-6.09%	8.22%	0.95%
Loan Growth, YTD annualized	-5.29%	-3.52%	-6.09%	6.57%	5.89%
Deposits Growth, current quarter to prior year quarter	-0.09%	4.70%	9.53%	5.66%	11.71%
Deposits Growth, current quarter to prior quarter, annualized	-7.82%	1.92%	19.19%	-12.51%	10.84%
Deposits Growth, YTD annualized	4.23%	10.56%	19.19%	5.66%	12.16%
Revenue Growth, current quarter to prior year quarter	-18.56%	-9.39%	9.79%	28.64%	62.56%
Revenue Growth, current quarter to prior quarter, annualized (1)	1.66%	-15.94%	6.48%	-66.58%	46.06%
Net Interest Income Growth, current quarter to prior year quarter	-17.06%	-16.74%	-13.01%	-2.20%	13.38%
Net Interest Income Growth, current quarter to prior quarter, annualized (2)	-6.00%	-12.44%	-24.29%	-29.96%	-4.52%
Average Earning Assets to Average Total Assets	89.35%	89.43%	89.80%	89.77%	92.34%
Average Earning Assets to Average Interest-Bearing Liabilities	117.86%	115.27%	117.26%	115.71%	116.52%
Capital Ratios:
Tier 1 leverage ratio	9.49%	9.29%	9.18%	8.61%	8.17%
Tier 1 risk-based capital ratio	12.64%	12.29%	12.08%	11.71%	11.35%
Total risk-based capital ratio	13.90%	13.55%	13.34%	12.97%	12.61%
Risk Weighted Assets	$5,818,104	$5,942,616	$5,887,156	$5,900,325	$5,979,732
Book Value Per Share	$12.28	$12.29	$11.88	$11.64	$11.26
Total Shares Outstanding	52,160,193	51,982,864	51,774,074	51,577,795	51,442,027
NON-GAAP RATIOS (3):
Tangible Equity (4) to Tangible Assets (5)	7.07%	6.91%	6.69%	6.40%	6.10%
Tangible Common Equity (6) to Tangible Assets (5)	6.87%	6.71%	6.49%	6.20%	5.90%
Tangible Common Book Value Per Share, including Convertible Preferred Stock (7)	$9.99	$10.20	$9.73	$9.48	$9.35
Tangible Book Value Per Share, excluding Convertible Preferred Stock (8)	$8.45	$8.65	$8.18	$7.92	$7.94

(1)	The revenue contraction in Q4 2002 compared to Q3 2002, annualized was primarily due to a decrease of $12.6 million in gains on investments and early retirement of CODES.

(2)	The net interest income contraction in the Q1 2003 and Q4 2002 compared to prior quarters, annualized was primarily due to a reduction in investments due to de-leveraging the balance sheet.

(3)	Management believes that these ratios are meaningful measures because they reflect the equity deployed in the Company’s businesses. The following table sets forth the reconciliation of Shareholders’ Equity to Tangible Equity, Tangible Common Equity and Total Assets to Tangible Assets:

Shareholders’ Equity	$640,356	$638,854	$615,079	$600,159	$579,207
Convertible Preferred Stock	80,441	80,441	80,441	80,900	72,500
REIT Preferred Securities	15,302	15,302	15,650	15,650	15,650

	736,099	734,597	711,170	696,709	667,357
Less: Goodwill and Other Intangibles	(199,816)	(189,299)	(191,580)	(191,903)	(170,642)

Tangible Equity	$536,283	$545,298	$519,590	$504,806	$496,715

Shareholders’ Equity	$640,356	$638,854	$615,079	$600,159	$579,207
Convertible Preferred Stock	80,441	80,441	80,441	80,900	72,500

	720,797	719,295	695,520	681,059	651,707
Less: Goodwill and Other Intangibles	(199,816)	(189,299)	(191,580)	(191,903)	(170,642)

Tangible Common Equity	$520,981	$529,996	$503,940	$489,156	$481,065

Total Assets	$7,787,990	$8,084,014	$7,959,006	$8,075,727	$8,317,999
Less: Goodwill and Other Intangibles	(199,816)	(189,299)	(191,580)	(191,903)	(170,642)

Tangible Assets	$7,588,174	$7,894,715	$7,767,426	$7,883,824	$8,147,357

(4)	Tangible Equity includes Shareholders’ Equity, Convertible Preferred Stock and REIT Preferred Securities, less Goodwill and Other Intangibles.

(5)	Tangible Assets includes Total Assets, less Goodwill and Other Intangibles.

(6)	Tangible Common Equity includes Shareholders’ Equity and Convertible Preferred Stock, less Goodwill and Other Intangibles.

(7)	Tangible Common Book Value is computed by dividing the sum of Shareholders’ Equity and Convertible Preferred Stock, less Goodwill and Other Intangibles by Total Shares Outstanding.

(8)	Tangible Book Value is computed by dividing the sum of Shareholders’ Equity, less Goodwill and Other Intangibles by Total Shares Outstanding.

Greater Bay Bancorp’s Third Quarter 2003 Earnings Results

October 22, 2003

GREATER BAY BANCORP

SEPTEMBER 30, 2003 – FINANCIAL SUMMARY (UNAUDITED)

($ in 000’s, except share and per share data)

SELECTED QUARTERLY CONSOLIDATED OPERATING RATIOS:	Third Quarter 2003	Second Quarter 2003	First Quarter 2003	Fourth Quarter 2002	Third Quarter 2002
GAAP EPS
Net Income Per Share
Basic (1)	$0.40	$0.42	$0.46	$0.57	$0.61
Diluted (2)	$0.39	$0.41	$0.45	$0.57	$0.60
Weighted Average Common Shares Outstanding	52,093,000	51,925,000	51,735,000	51,547,000	51,339,000
Weighted Average Common & Common Equivalent Shares Outstanding (2)	53,134,000	52,745,000	52,161,000	54,135,000	54,504,000
GAAP Ratios
Return on Period Average Assets, annualized	1.11%	1.15%	1.28%	1.48%	1.52%
Return on Period Average Common Equity, annualized	13.93%	14.62%	16.60%	20.44%	23.00%
Return on Period Average Equity, annualized	12.37%	12.97%	14.66%	18.22%	20.36%
Net Interest Margin – Average Earning Assets (3)	4.06%	4.11%	4.33%	4.36%	4.44%
Operating Expense Ratio (4)	3.62%	3.60%	3.75%	3.16%	2.99%
Efficiency Ratio (5)	62.21%	62.21%	60.65%	54.87%	44.57%
Total Operating Expenses	$72,541	$72,246	$73,342	$65,559	$63,815
Total Revenue	$116,612	$116,125	$120,931	$119,484	$143,192
NON-GAAP Ratios
Efficiency Ratio (Excluding the operating results of ABD) (6)	54.88%	56.04%	55.28%	45.12%	35.61%
ABD Operating Expenses	$25,880	$22,852	$23,556	$22,345	$22,288
ABD Revenue	$31,591	$27,991	$30,862	$23,698	$26,569

(1)	Net income available to common shareholders is based on total net income less preferred dividends of $1.5 million for Q3, Q2 and Q1 2003, $1.3 million for Q4 and Q3 2002.

(2)	The convertible preferred stock was considered anti-dilutive in Q3, Q2 and Q1 2003, whereby the preferred dividends of $1.5 million divided by the common stock equivalent of the convertible preferred stock of 2,718,000 shares in Q3 and Q2 and 2,785,000 shares in Q1 2003 were greater than the diluted earnings per share. Net income available to common shareholders is based on total net income less preferred dividends of $1.5 million for Q3, Q2 and Q1 2003.

(3)	Net interest income for the period, annualized and divided by average quarterly interest earning assets.

(4)	Total operating expenses for the period, annualized and divided by average quarterly assets.

(5)	Total operating expenses divided by total revenue (the sum of net interest income and non-interest income).

Greater Bay Bancorp’s Third Quarter 2003 Earnings Results

October 22, 2003

GREATER BAY BANCORP

SEPTEMBER 30, 2003 – FINANCIAL SUMMARY (UNAUDITED)

($ in 000’s)

SELECTED CONSOLIDATED OPERATING RATIOS FOR THE NINE MONTH PERIODS:	YTD 30-Sep 2003	YTD 30-Sep 2002
GAAP EPS
Net Income Per Share
Basic (1)	$1.27	$1.78
Diluted (2)	$1.26	$1.73
Weighted Average Common Shares Outstanding	51,919,000	50,891,000
Weighted Average Common & Common Equivalent Shares Outstanding (2)	52,646,000	54,039,000
GAAP Ratios
Return on Period Average Assets, annualized	1.18%	1.51%
Return on Period Average Common Equity, annualized	15.02%	23.17%
Return on Period Average Equity, annualized	13.31%	21.08%
Net Interest Margin — Average Earning Assets (3)	4.16%	4.57%
Operating Expense Ratio (4)	3.65%	2.89%
Efficiency Ratio (5)	61.68%	47.00%
Total Operating Expenses	$218,129	$179,317
Total Revenue	$353,668	$381,495
NON-GAAP Ratios
Efficiency Ratio (Excluding the operating results of ABD) (6)	55.41%	40.54%
ABD Operating Expenses	$72,288	$51,303
ABD Revenue	$90,444	$65,704

(1)	Net income available to common shareholders is based on total net income less preferred dividends of $4.4 million for YTD September 2003 and $2.9 million for YTD September 2002.

(2)	The convertible preferred stock was considered anti-dilutive in YTD September 2003, whereby the preferred dividends of $4.4 million divided by the common stock equivalent of the convertible preferred stock of 2,740,000 shares was greater than the diluted earnings per share. Net income available to common shareholders is based on total net income less preferred dividends of $4.4 million for YTD September 2003.

(3)	Net interest income for the period, annualized and divided by average YTD interest earning assets.

(4)	Total operating expenses for the period, annualized and divided by average YTD assets.

(5)	Total operating expenses divided by total revenue (the sum of net interest income and non-interest income).

(6)	Total operating expenses minus ABD operating expenses divided by total revenue minus ABD revenue.